As filed with the Securities and Exchange Commission on January 21, 2005
                                              Registration No. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               --------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               --------------------

                              CYTEC INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)



             Delaware                                 22-3268660
   (State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)

                           Five Garret Mountain Plaza
                         West Paterson, New Jersey 07424
                    (Address of Principal Executive Offices)

                               --------------------

            Cytec Industries Inc. 1993 Stock Award and Incentive Plan
                            (Full Title of the Plan)


                                 Roy Smith, Esq.
                  Vice President, General Counsel and Secretary
                              Cytec Industries Inc.
                           Five Garret Mountain Plaza
                         West Paterson, New Jersey 07424
                                 (973) 357-3100
(Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Title of each class of        Amount to be         Proposed maximum       Proposed maximum
      securities              registered(1)            offering              aggregate            Amount of
   to be registered                                price per share         offering price        registration fee
-----------------------------------------------------------------------------------------------------------------
Common stock, $.01 par       1,800,000 shares         $47.48(2)            $85,464,000(2)          $10,060
value per share
------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers such indeterminate number of shares of common stock as may be issued from time to time as a result of any stock split, stock dividend, recapitalization or similar event pursuant to the anti-dilution provisions of the Cytec Industries Inc. 1993 Stock Award and Incentive Plan.

(2) Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, solely for the purposes of calculating the registration fee, on the basis of the average high and low prices of Cytec Industries Inc.'s common stock on the New York Stock Exchange on January 19, 2005.

===============================================================================

                                     PART I

         This registration statement is filed to register 1,800,000 shares of common stock, $.01 par value per share, of Cytec Industries Inc. for offer and sale under the Cytec Industries Inc. 1993 Stock Award and Incentive Plan, as amended.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this registration statement filed pursuant to the requirements of Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The Commission allows us to "incorporate" into this Registration Statement information we file with other documents. This means that we may disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Registration Statement, and information we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Registration Statement:

                  (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

                  (b) Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004;

                  (c) All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (the "Exchange Act") since December 31, 2003; and

                  (d) The description of our common stock contained in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities offered hereby has been passed upon for us by Roy Smith, Esq., Vice President, General Counsel and Secretary of Cytec Industries Inc. ("Cytec"). Mr. Smith is paid a salary by us, is a participant in the Cytec Industries Inc. 1993 Stock Award and Incentive Plan and in various employee benefit plans offered to employees of Cytec generally and owns and has options to purchase shares of our common stock.

Item 6.  Indemnification of Directors and Officers.

         Our By-Laws provide that we shall indemnify, to the extent permitted by Delaware law, our directors, officers and employees against expenses (including attorney fees), judgments, fines and amounts paid in settlement incurred by them in connection with any actual or threatened action, suit or proceeding to which they are or may become parties arising out of their status as directors, officers or employees if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Cytec, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         Sections 145(a) and 145(b) of the Delaware General Corporation Law ("DGCL") permit a corporation to indemnify any director, officer, employee or agent of the corporation against expenses (including attorney fees), judgments, fines and amounts paid in settlement incurred by such person in connection with any proceeding arising out of his status as a director, officer, employee or agent if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. To the extent that a present or former director or officer of a corporation has been successful in defense of any such action or claim, Section 145(c) provides that such person shall be indemnified against expenses incurred by such person in connection therewith.

         As permitted by Section 102(b)(7) of the DGCL, Article Ninth of our Certificate of Incorporation limits the personal liability of our directors to us and our stockholders for monetary damages for any breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Paterson, State of New Jersey, on the 20th day of January, 2005.


                         CYTEC INDUSTRIES INC.,

                            By: /s/ David Lilley
                            ---------------------------------------------
                            Name: David Lilley
                            Title:  President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Lilley, James P. Cronin and Roy Smith, or each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 20th day of January, 2005.

Signature                               Title
---------                               ------
/s/ David Lilley                        Chairman, President and Chief
---------------------------------       Executive Officer
David Lilley                            (Principal Executive Officer)


/s/ James P. Cronin                     Executive Vice President and
---------------------------------       Chief Financial Officer
James P. Cronin                         (Principal Financial Officer)


---------------------------------       Director
John E. Akitt


/s/ Barry C. Johnson                    Director
---------------------------------
Barry C. Johnson


/s/ Chris A. Davis                      Director
---------------------------------
Chris A. Davis


/s/ Anthony G. Fernandes                Director
---------------------------------
Anthony G. Fernandes

                                        Director
---------------------------------
Louis L. Hoynes, Jr.


/s/ William P. Powell                   Director
---------------------------------
William P. Powell


/s/ Jerry R. Satrum                     Director
---------------------------------
Jerry R. Satrum


/s/ James R. Stanley                    Director
---------------------------------
James R. Stanley

                                  EXHIBIT INDEX

Exhibit Number             Description

4.1(a) Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) to Cytec Industries Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996).

4.1(b) Certificate of Amendment to Certificate of Incorporation dated as of May 13, 1997 (incorporated by reference to Exhibit 3.1(a) to Cytec Industries Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

4.1(c) Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(c) to Cytec Industries Inc.'s Registration Statement on Form S-8, registration number 333-45577).

4.2 By-laws, as amended (incorporated by reference to Exhibit 3.2 to Cytec Industries Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

4.3 Cytec Industries Inc. 1993 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.12(a) to Cytec Industries Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003).

5.1*      Opinion  of Roy Smith,  Esq.,  Vice  President,  General  Counsel  and
          Secretary.

23.1*     Consent of KPMG LLP.

23.2* Consent of Roy Smith, Esq., Vice President, General Counsel and Secretary (included in Exhibit 5.1).

24.1* Power of Attorney (included on the signature page of this registration statement).

*Filed herewith.